Shareholder Meeting Results
A Special Meeting of Shareholders
(the "Meeting") of DWS Investments
VIT Funds (the "Fund") was held on
May
5, 2006, at the offices of
Deutsche Asset Management, 345
Park Avenue, New York, New York
10154. At the
Meeting, the following matters
were voted upon by the
Shareholders (the resulting votes
are presented below).
I.	Election of Trustees.
("Number of Votes" represents all
funds that are series of DWS
Investments
VIT Funds.)

Number of Votes:

For
Withheld
Henry P. Becton, Jr.
90,776,022.825
3,767,879.874
Dawn-Marie Driscoll
90,634,404.365
3,909,498.334
Keith R. Fox
90,791,668.751
3,752,233.948
Kenneth C. Froewiss
90,771,594.500
3,772,308.199
Martin J. Gruber
90,715,472.102
3,828,430.597
Richard J. Herring
90,810,930.620
3,732,972.079
Graham E. Jones
90,698,771.929
3,845,130.770
Rebecca W. Rimel
90,681,776.859
3,862,125.840
Philip Saunders, Jr.
90,716,673.809
3,827,228.890
William N. Searcy, Jr.
90,728,370.338
3,815,532.361
Jean Gleason Stromberg
90,699,168.340
3,844,734.359
Carl W. Vogt
90,735,977.335
3,807,925.364
Axel Schwarzer
90,689,970.472
3,853,932.227

DWS RREEF Real Estate Securities
VIP
II-A.	Approval of an Amended and
Restated Investment Management
Agreement with Deutsche Asset
Management, Inc.
Number of Votes:
Affirmative
Against
Abstain
1,891,844.416
64,909.236
95,774.352

II-B.	Approval of an Amended and
Restated Investment Management
Agreement with Deutsche Investment
Management Americas Inc.
Number of Votes:
Affirmative
Against
Abstain
1,895,131.983
57,271.293
100,124.728

II-C.	Approval of a Subadvisor
Approval Policy.
Number of Votes:
Affirmative
Against
Abstain
1,879,060.007
67,705.152
105,762.845

III.	Approval of revised
fundamental investment
restrictions on:
III-A.	Borrowing Money
Number of Votes:
Affirmative
Against
Abstain
1,874,011.583
55,725.473
122,790.948

III-C.	Senior Securities
Number of Votes:
Affirmative
Against
Abstain
1,888,880.597
40,856.459
122,790.948

III-E.	Underwriting of
Securities
Number of Votes:
Affirmative
Against
Abstain
1,891,830.864
37,906.192
122,790.948

III-F.	Real Estate
Investments
Number of Votes:
Affirmative
Against
Abstain
1,887,481.380
42,255.676
122,790.948

III-G.	Commodities
Number of Votes:
Affirmative
Against
Abstain
1,883,411.232
46,325.824
122,790.948

III-H.	Lending
Number of Votes:
Affirmative
Against
Abstain
1,887,059.066
42,677.990
122,790.948

III-J.	Investing for Control
Number of Votes:
Affirmative
Against
Abstain
1,891,927.584
37,809.472
122,790.948

IV-A.	Approval of Amended and
Restated Declaration of Trust.
("Number of Votes" represents all
funds that are
series of DWS Investment VIT
Funds.)
Number of Votes:
Affirmative
Against
Abstain
85,808,378.965
2,981,421.936
5,754,101.798

The Meeting was reconvened on June
1, 2006, at which time the
following matter was voted upon by
the
Shareholders.(The resulting votes
are presented below.)
VI-B.	Approval of Future
Amendments to the Amended and
Restated Declaration of Trust.
("Number of Votes"
represents all funds that are
series of DWS Investment VIT
Funds.)
Number of Votes:
Affirmative
Against
Abstain
89,118,434.930
3,652,849.477
6,890,954.333

*	Broker non-votes are proxies
received by the fund from brokers
or nominees when the broker or
nominee neither has received
instructions from the beneficial
owner or other persons entitled to
vote nor has discretionary power
to vote on a particular matter.